Delek Logistics Partners, LP Reports
Third Quarter 2014 Results

•	EBITDA increased 28% year-over-year to $21.2 million

•	Acquired logistics assets in east Texas in October

•	Declared third quarter distribution per LP unit increased 21% year over year

BRENTWOOD, Tenn., Nov. 4, 2014 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the third quarter 2014. For the three months ended September 30, 2014, Delek Logistics reported net income attributable to all partners of $15.1 million, or $0.59 per diluted limited partner unit. This compares to net income attributable to all partners of $12.5 million, or $0.51 per diluted limited partner unit in the third quarter 2013. Distributable cash flow was $17.7 million in the third quarter 2014, compared to $13.4 million in the prior-year period.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “We increased our distributable cash flow by approximately 32% on a year-over-year basis as our results benefited from increased volumes in our Lion Pipeline System, improved margins in the west Texas wholesale business and acquisitions we have completed over the past year."

Yemin continued, "We are in the process of improving the efficiency of our Tyler, Texas terminal and we purchased our third terminal in east Texas in October. These steps will allow us to better support the expected Delek US expansion of its Tyler refinery that Delek US anticipates to be completed in the first quarter 2015. We believe we are on track to meet our previously discussed goal from the second quarter to add approximately $25 million to $35 million of annual incremental EBITDA to our operations by the end of the first quarter 2015, which includes an anticipated increase in EBITDA from the Paline pipeline in 2015. Our distributable cash flow coverage ratio was 1.4 times for the third quarter and we believe we have the financial flexibility to support continued growth in both our operations and distributions going forward."

Distribution and Liquidity Update

On October 24, 2014, Delek Logistics declared a quarterly cash distribution for the third quarter of approximately $12.4 million, or $0.490 per limited partner unit. This distribution, which is payable on November 14, 2014, equates to $1.96 per limited partner unit on an annualized basis. This represents a 3.2 percent increase from the second quarter 2014 distribution of $0.475 per limited partner unit, or $1.90 per limited partner unit on an annualized basis, and a 21.0 percent increase over Delek Logistics’ third quarter 2013 distribution of $0.405 per limited partner unit, or $1.62 per limited partner unit annualized.

As of September 30, 2014, Delek Logistics had a cash balance of $0.7 million and total debt was $230.0 million. Availability under the $400.0 million credit facility was $157.0 million.

Financial Results

Results in the third quarter 2014 benefited from several acquisitions that were completed during the past year. Additional information regarding the acquisitions is discussed in the segment review. For accounting purposes, the expenses from operations prior to the Tyler and El Dorado tank farm and product terminal acquisitions in late July 2013 and February 2014, respectively, are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements and a reconciliation is provided in the tables attached to this release.

Revenue for the third quarter 2014 was $228.0 million and contribution margin was $23.7 million, which compares to revenue of $243.3 million and a contribution margin of $18.4 million in the third quarter 2013. Total operating expenses were $10.2 million compared to $6.6 million in the third quarter 2013. Operating expenses increased year-over-year primarily due to acquisitions and employee related expenses. General and administrative expenses, which were $2.5 million for the third quarter 2014, compared to $1.8 million in the prior-year period, increased primarily due to acquisitions. For the third quarter 2014, earnings before interest, taxes, depreciation and amortization, (“EBITDA”) was $21.2 million, which is an increase from $16.6 million in the prior year period. On a sequential basis, overall financial performance declined from a record level in the second quarter 2014 primarily due to a lower gross margin per barrel in the west Texas business.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $8.6 million in the third quarter 2014, compared to $7.7 million in the third quarter 2013.

In west Texas, throughput was 17,923 barrels per day compared to 18,966 barrels per day in the third quarter 2013. However, the wholesale gross margin per barrel in west Texas increased on a year-over-year basis to $2.20 and included approximately $1.2 million, or $0.74 per barrel from renewable identification numbers (RINs) generated in the quarter. During the third quarter 2013, the wholesale gross margin per barrel was $1.63 and included $2.0 million from RINs, or $1.13 per barrel. On a sequential basis, the gross margin per barrel declined from a record level of $6.52 in the second quarter 2014 as a refinery in the area returned to production after a turnaround performed during the second quarter 2014, resulting in a less favorable supply/demand balance in the third quarter 2014.

The Tyler, Texas terminal purchased in late July 2013, the North Little Rock, Arkansas terminal purchased in October 2013 and the El Dorado, Arkansas terminal purchased in February 2014, also contributed to this increase in contribution margin from the third quarter 2013. Terminalling throughput volume of 95,024 barrels per day during the quarter increased on a year-over-year basis from 74,024 barrels per day in the third quarter 2013. During the third quarter 2014, volume under the east Texas marketing agreement with Delek US was 59,659 barrels per day compared to 61,698 barrels per day during the third quarter 2013.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's third quarter 2014 contribution margin of $15.1 million improved from $10.8 million in the third quarter 2013. This increase is primarily attributed to storage fees associated with the El Dorado tank farm purchased in February 2014 and the Tyler tank farm purchased in late July 2013. Also, volumes on the Lion Pipeline System were higher on a year-over-year basis as Delek US' El Dorado refinery increased throughput following the turnaround that it completed during the first quarter 2014. Crude oil (non-gathered) transported on the Lion Pipeline system increased to 57,254 barrels per day in the third quarter 2014 from 47,675 barrels per day in the prior year period. Refined product volume on this system experienced a similar increase.

Recent Acquisitions
On October 1, 2014 an affiliate of Delek Logistics purchased a set of logistics assets from affiliates of Magellan Midstream Partners, L.P. for $11.1 million in cash, including $1.1 million of inventory. These assets include a light products terminal in Mount Pleasant, Texas, a light products storage facility in Greenville, Texas, and a pipeline connecting these two locations. The transaction was financed with cash on hand and borrowings under Delek Logistics’ revolving credit facility. By the end of 2015, these assets are expected to achieve annualized earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $1.4 million.

Third Quarter 2014 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its third quarter 2014 results on November 5, 2014 at 9:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through February 6, 2015 by dialing (855) 859-2056, passcode 17066617. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) third quarter 2014 earnings conference call on November 6, 2014 and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three and nine months ended September 30, 2014 and 2013. On July 26, 2013, Delek Logistics acquired from Delek US substantially all of the active storage tanks and the product terminal at Delek US' Tyler, Texas refinery (the "Tyler Assets"). On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located at Delek US' El Dorado refinery (the "El Dorado Assets"). Both the Tyler Assets and El Dorado Assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of the Tyler Assets and El Dorado Assets. For all periods presented through July 26, 2013, the date of the Tyler Asset acquisition, and February 10, 2014, the acquisition date of the El Dorado Assets, the retrospective adjustments were made to the financial statements. The historical results of the Tyler and El Dorado assets, prior to each acquisition date, are referred to as the "Predecessors".

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2014	2013(2)	2014 (1)	2013 (2)
Reconciliation of EBITDA to net income:
Net income	$15,085	$9,485	$50,568	$23,329
Add:
Income taxes	177	307	605	547
Depreciation and amortization	3,749	3,141	10,758	9,966
Interest expense, net	2,226	1,194	6,551	2,763
EBITDA	$21,237	$14,127	$68,482	$36,605

Reconciliation of EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$20,129	$17,397	$64,929	$29,611
Amortization of unfavorable contract liability to revenue	668	622	2,002	1,956
Amortization of deferred financing costs	(317)	(187)	(951)	(560)
Accretion of asset retirement obligations	(58)	(20)	(267)	(169)
Deferred taxes	(29)	(59)	(81)	(42)
Loss on asset disposals	—	—	(74)	—
Unit-based compensation expense	(75)	(68)	(196)	(179)
Changes in assets and liabilities	(1,484)	(5,059)	(4,036)	2,678
Income tax expense	177	307	605	547
Interest expense, net	2,226	1,194	6,551	2,763
EBITDA	$21,237	$14,127	$68,482	$36,605

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$21,237	$14,127	$68,482	$36,605
Less: Cash interest expense, net	1,909	1,008	5,600	2,203
Less: Maintenance and regulatory capital expenditures	477	2,280	2,074	7,526
Less: Capital improvement expenditures	350	421	686	2,314
Add: Reimbursement from Delek for capital expenditures	—	—	—	463
Less: Income tax expense	177	307	605	547
Add: Non-cash unit-based compensation expense	75	68	196	179
Less: Amortization of deferred revenue	77	77	230	154
Less: Amortization of unfavorable contract liability	668	622	2,002	1,956
Distributable cash flow	$17,654	$9,480	$57,481	$22,547
(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

(2) The information presented includes the results of operations of the Tyler and El Dorado Predecessors. Prior to the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/2014-2/10/2014	Nine Months Ended September 30, 2014

		El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$51,511	$(943)	$50,568
Add:
Income tax expense	605	—	605
Depreciation and amortization	10,644	114	10,758
Interest expense, net	6,551	—	6,551
EBITDA	$69,311	$(829)	$68,482

Reconciliation of EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$65,758	$(829)	$64,929
Amortization of unfavorable contract liability to revenue	2,002	—	2,002
Amortization of debt issuance costs	(951)	—	(951)
Accretion of asset retirement obligations	(273)	6	(267)
Deferred taxes	(81)	—	(81)
Loss on asset disposals	(74)	—	(74)
Unit-based compensation expense	(196)	—	(196)
Changes in assets and liabilities	(4,030)	(6)	(4,036)
Income tax expense	605	—	605
Interest expense, net	6,551	—	6,551
EBITDA	$69,311	$(829)	$68,482

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$69,311	$(829)	$68,482
Less: Cash interest expense, net	5,600	—	5,600
Less: Maintenance and regulatory capital expenditures	1,990	84	2,074
Less: Capital improvement expenditures	593	93	686
Add: Reimbursement from Delek for capital expenditures	—	—	—
Less: Income tax expense	605	—	605
Add: Non-cash unit-based compensation expense	196	—	196
Less: Amortization of deferred revenue	230	—	230
Less: Amortization of unfavorable contract liability	2,002	—	2,002
Distributable cash flow	$58,487	$(1,006)	$57,481

(1) The information presented is for the nine months ended September 30, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Three Months Ended September 30, 2013

($ in thousands)		Tyler Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$12,545	$(1,159)	$(1,901)	$9,485
Add:
Income tax expense	307	—	—	307
Depreciation and amortization	2,600	244	297	3,141
Interest expense, net	1,194	—	—	1,194
EBITDA	$16,646	$(915)	$(1,604)	$14,127

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$19,907	$(908)	$(1,602)	$17,397
Amortization of unfavorable contract liability to revenue	622	—	—	622
Amortization of deferred financing costs	(187)	—	—	(187)
Accretion of asset retirement obligations	(10)	(8)	(2)	(20)
Deferred taxes	(59)	—	—	(59)
Unit-based compensation expense	(68)	—	—	(68)
Changes in assets and liabilities	(5,060)	1	—	(5,059)
Income tax expense	307	—	—	307
Interest expense, net	1,194	—	—	1,194
EBITDA	$16,646	$(915)	$(1,604)	$14,127

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$16,646	$(915)	$(1,604)	$14,127
Less: Cash interest expense, net	1,008	—	—	1,008
Less: Maintenance and regulatory capital expenditures	1,195	227	858	2,280
Less: Capital improvement expenditures	93	66	262	421
Add: Reimbursement from Delek for capital expenditures	—	—	—	—
Less: Income tax expense	307	—	—	307
Add: Non-cash unit-based compensation expense	68	—	—	68
Less: Amortization of deferred revenue	77	—	—	77
Less: Amortization of unfavorable contract liability	622	—	—	622
Distributable cash flow	$13,412	$(1,208)	$(2,724)	$9,480

(1) The information presented is for the three months ended September 30, 2013, disaggregated to present the results of operations of the Partnership and the Tyler and El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Nine Months Ended September 30, 2013

($ in thousands)		Tyler Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$36,505	$(6,853)	$(6,323)	$23,329
Add:
Income tax expense	547	—	—	547
Depreciation and amortization	7,324	1,750	892	9,966
Interest expense, net	2,763	—	—	2,763
EBITDA	$47,139	$(5,103)	$(5,431)	$36,605

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$40,540	$(5,056)	$(5,873)	$29,611
Amortization of unfavorable contract liability to revenue	1,956	—	—	1,956
Amortization of deferred financing costs	(560)	—	—	(560)
Accretion of asset retirement obligations	(108)	(55)	(6)	(169)
Deferred taxes	(42)	—	—	(42)
Unit-based compensation expense	(179)	—	—	(179)
Changes in assets and liabilities	2,222	8	448	2,678
Income tax expense	547	—	—	547
Interest expense, net	2,763	—	—	2,763
EBITDA	$47,139	$(5,103)	$(5,431)	$36,605

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$47,139	$(5,103)	$(5,431)	$36,605
Less: Cash interest expense, net	2,203	—	—	2,203
Less: Maintenance and regulatory capital expenditures	2,988	3,132	1,406	7,526
Less: Capital improvement expenditures	630	1,130	554	2,314
Add: Reimbursement from Delek for capital expenditures	463	—	—	463
Less: Income tax expense	547	—	—	547
Add: Non-cash unit-based compensation expense	179	—	—	179
Less: Amortization of deferred revenue	154	—	—	154
Less: Amortization of unfavorable contract liability	1,956	—	—	1,956
Distributable cash flow	$39,303	$(9,365)	$(7,391)	$22,547

(1) The information presented is for the nine months ended September 30, 2013, disaggregated to present the results of operations of the Partnership and the Tyler and El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	September 30,	December 31,
	2014	2013 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$733	$924
Accounts receivable	39,534	28,976
Inventory	9,825	17,512
Deferred tax assets	12	12
Other current assets	700	341
Total current assets	50,804	47,765
Property, plant and equipment:
Property, plant and equipment	267,421	265,388
Less: accumulated depreciation	(49,318)	(39,566)
Property, plant and equipment, net	218,103	225,822
Goodwill	11,654	10,454
Intangible assets, net	11,587	12,258
Other non-current assets	4,024	5,045
Total assets	$296,172	$301,344
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,670	$26,045
Accounts payable to related parties	9,486	1,513
Fuel and other taxes payable	5,562	5,700
Accrued expenses and other current liabilities	7,099	6,451
Total current liabilities	45,817	39,709
Non-current liabilities:
Revolving credit facility	230,000	164,800
Asset retirement obligations	3,260	3,087
Deferred tax liabilities	405	324
Other non-current liabilities	5,411	6,222
Total non-current liabilities	239,076	174,433
Equity:
Predecessor division equity	—	25,161
Common unitholders - public; 9,384,589 units issued and outstanding at September 30, 2014 (9,353,240 at December 31, 2013)	191,479	183,839
Common unitholders - Delek; 2,799,258 units issued and outstanding at September 30, 2014 (2,799,258 at December 31, 2013)	(242,788)	(176,680)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at September 30, 2014 (11,999,258 at December 31, 2013)	69,243	59,386
General partner - Delek; 493,533 units issued and outstanding at September 30, 2014 (492,893 at December 31, 2013)	(6,655)	(4,504)
Total equity	11,279	87,202
Total liabilities and equity	$296,172	$301,344

(1) Includes the historical balances of the El Dorado Terminal and Tank Assets.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013(2)	2014 (1)	2013 (2)

	(In thousands, except unit and per unit data)
Net sales	$228,036	$243,295	$667,906	$684,331
Operating costs and expenses:
Cost of goods sold	194,133	218,222	562,916	614,048
Operating expenses	10,213	8,973	29,076	27,982
General and administrative expenses	2,453	1,973	7,358	5,696
Depreciation and amortization	3,749	3,141	10,758	9,966
Loss on asset disposals	—	—	74	—
Total operating costs and expenses	210,548	232,309	610,182	657,692
Operating income	17,488	10,986	57,724	26,639
Interest expense, net	2,226	1,194	6,551	2,763
Net income before income tax expense	15,262	9,792	51,173	23,876
Income tax expense	177	307	605	547
Net income	$15,085	$9,485	$50,568	$23,329
Less: Loss attributable to Predecessors	—	(3,060)	(943)	(13,176)
Net income attributable to partners	15,085	12,545	51,511	36,505
Comprehensive income attributable to partners	$15,085	$12,545	$51,511	$36,505

Less: General partner's interest in net income, including incentive distribution rights	(598)	(250)	(1,511)	(729)
Limited partners' interest in net income	$14,487	$12,295	$50,000	$35,776

Net income per limited partner unit:
Common units - (basic)	$0.60	$0.51	$2.07	$1.49
Common units - (diluted)	$0.59	$0.51	$2.05	$1.48
Subordinated units - Delek (basic and diluted)	$0.60	$0.51	$2.07	$1.49

Weighted average limited partner units outstanding:
Common units - basic	12,183,847	12,036,821	12,165,474	12,014,445
Common units - diluted	12,327,321	12,188,342	12,299,963	12,152,657
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.490	$0.405	$1.390	$1.185

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

(2) Adjusted to include the historical results of the El Dorado Terminal and Tank Assets.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/2014-2/10/2014	Nine Months Ended September 30, 2014

		El Dorado Predecessor
	(In thousands)
Net Sales	$667,906	$—	$667,906
Operating costs and expenses:
Cost of goods sold	562,916	—	562,916
Operating expenses	28,293	783	29,076
General and administrative expenses	7,312	46	7,358
Depreciation and amortization	10,644	114	10,758
Loss on asset disposals	74	—	74
Total operating costs and expenses	609,239	943	610,182
Operating income (loss)	58,667	(943)	57,724
Interest expense, net	6,551	—	6,551
Net income (loss) before income tax expense	52,116	(943)	51,173
Income tax expense	605	—	605
Net income (loss)	$51,511	$(943)	$50,568
Less: Loss attributable to Predecessors	—	(943)	(943)
Net income attributable to partners	$51,511	$—	$51,511

(1) The information presented is a summary of our results of operations for the nine months ended September 30, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Three Months Ended September 30, 2013

		Tyler Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$243,295	$—	$—	$243,295
Operating costs and expenses:
Cost of goods sold	218,222	—	—	218,222
Operating expenses	6,645	829	1,499	8,973
General and administrative expenses	1,782	86	105	1,973
Depreciation and amortization	2,600	244	297	3,141
Total operating costs and expenses	229,249	1,159	1,901	232,309
Operating income (loss)	14,046	(1,159)	(1,901)	10,986
Interest expense, net	1,194	—	—	1,194
Net income (loss) before income tax expense	12,852	(1,159)	(1,901)	9,792
Income tax expense	307	—	—	307
Net income (loss)	$12,545	$(1,159)	$(1,901)	$9,485
Less: Loss attributable to Predecessors	—	(1,159)	(1,901)	(3,060)
Net income attributable to partners	$12,545	$—	$—	$12,545

(1) The information presented is a summary of our results of operations for the three months ended September 30, 2013, disaggregated to present the results of operations of the Tyler and the El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Nine Months Ended September 30, 2013

		Tyler Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$684,331	$—	$—	$684,331
Operating costs and expenses:
Cost of goods sold	614,048	—	—	614,048
Operating expenses	18,574	4,501	4,907	27,982
General and administrative expenses	4,570	602	524	5,696
Depreciation and amortization	7,324	1,750	892	9,966
Total operating costs and expenses	644,516	6,853	6,323	657,692
Operating income (loss)	39,815	(6,853)	(6,323)	26,639
Interest expense, net	2,763	—	—	2,763
Other expenses
Net income (loss) before income tax expense	37,052	(6,853)	(6,323)	23,876
Income tax expense	547	—	—	547
Net income (loss)	$36,505	$(6,853)	$(6,323)	$23,329
Less: Loss attributable to Predecessors	—	(6,853)	(6,323)	(13,176)
Net income attributable to partners	$36,505	$—	$—	$36,505

(1) The information presented is a summary of our results of operations for the nine months ended September 30, 2013, disaggregated to present the results of operations of the Tyler and the El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2014 (1)	2013 (2)

Cash Flow Data
Net cash provided by operating activities	$64,929	$29,611
Net cash used in investing activities	(2,760)	(15,562)
Net cash used in financing activities	(62,360)	(30,789)
Net decrease in cash and cash equivalents	$(191)	$(16,740)
(1) Includes the historical cash flows of the El Dorado Terminal and Tank Assets.
(2) Adjusted to include the historical cash flows of the El Dorado Terminal and Tank Assets.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended September 30, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$23,767	$204,269	$228,036
Operating costs and expenses:
Cost of goods sold	1,011	193,122	194,133
Operating expenses	7,676	2,537	10,213
Segment contribution margin	$15,080	$8,610	23,690
General and administrative expense			2,453
Depreciation and amortization			3,749
Operating income			$17,488
Total Assets	$221,393	$74,779	$296,172

Capital spending
Regulatory and Maintenance capital spending	$362	$115	$477
Discretionary capital spending	142	208	350
Total capital spending	$504	$323	$827

	Three Months Ended September 30, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$15,743	$227,552	$243,295
Operating costs and expenses:
Cost of goods sold	—	218,222	218,222
Operating expenses	7,012	1,961	8,973
Segment contribution margin	$8,731	$7,369	16,100
General and administrative expense			1,973
Depreciation and amortization			3,141
Operating income			$10,986
Total assets	$187,673	$125,350	$313,023

Capital spending
Regulatory and Maintenance capital spending	$1,797	$484	$2,281
Discretionary capital spending	387	33	420
Total capital spending (2)	$2,184	$517	$2,701

(1) The information presented includes the results of operations of our Predecessors. Prior to the Tyler acquisition and the El Dorado acquisition, our Predecessors did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $1.4 million incurred in connection with the assets acquired in the Tyler and El Dorado acquisitions.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended September 30, 2013
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - Tyler Storage Tank Assets	Predecessor - El Dorado Storage Tank Assets	Three Months Ended September 30, 2013
Net Sales	$15,743	$—	$—	$15,743
Operating costs and expenses:
Cost of goods sold	—	—	—	—
Operating expenses	4,984	676	1,352	7,012
Segment contribution margin	$10,759	$(676)	$(1,352)	$8,731

Total capital spending	$772	$293	$1,119	$2,184

	Three Months Ended September 30, 2013
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - Tyler Terminal Assets	Predecessor - El Dorado Terminal Assets	Three Months Ended September 30, 2013
Net Sales	$227,552	$—	$—	$227,552
Operating costs and expenses:
Cost of goods sold	218,222	—	—	218,222
Operating expenses	1,661	153	147	1,961
Segment contribution margin	$7,669	$(153)	$(147)	$7,369

Total capital spending	$517	$(1)	$1	$517

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Nine Months Ended September 30, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$65,957	$601,949	$667,906
Operating costs and expenses:
Cost of goods sold	3,267	559,649	562,916
Operating expenses	22,420	6,656	29,076
Segment contribution margin	$40,270	$35,644	75,914
General and administrative expense			7,358
Depreciation and amortization			10,758
Loss (gain) on disposal of assets			74
Operating income			$57,724

Capital spending
Regulatory and Maintenance capital spending	$1,335	$739	$2,074
Discretionary capital spending	319	367	686
Total capital spending (2)	$1,654	$1,106	$2,760

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $0.2 million incurred in connection with the assets acquired in the El Dorado acquisition.

	Nine Months Ended September 30, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$43,008	$641,323	$684,331
Operating costs and expenses:
Cost of goods sold	—	614,048	614,048
Operating expenses	22,490	5,492	27,982
Segment contribution margin	$20,518	$21,783	42,301
General and administrative expense			5,696
Depreciation and amortization			9,966
Loss (gain) on disposal of assets			—
Operating income			$26,639

Capital spending
Regulatory and Maintenance capital spending	$5,999	$1,526	$7,525
Discretionary capital spending	2,243	72	2,315
Total capital spending (2)	$8,242	$1,598	$9,840

(1)The information presented includes the results of operations of our Predecessors. Prior to the Tyler acquisition and the El Dorado acquisition, our Predecessors did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $6.2 million incurred in connection with the assets acquired in the Tyler and El Dorado acquisition.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Nine Months Ended September 30, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - El Dorado Storage Tank Assets 1/1/2014 - 2/10/2014	Nine Months Ended September 30, 2014
Net Sales	$65,957	$—	$65,957
Operating costs and expenses:
Cost of goods sold	3,267	—	3,267
Operating expenses	21,739	681	22,420
Segment contribution margin	$40,951	$(681)	$40,270

Total capital spending	$1,441	$213	$1,654

	Nine Months Ended September 30, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - El Dorado Terminal Assets 1/1/2014 - 2/10/2014	Nine Months Ended September 30, 2014
Net Sales	$601,949	$—	$601,949
Operating costs and expenses:
Cost of goods sold	559,649	—	559,649
Operating expenses	6,554	102	6,656
Segment contribution margin	$35,746	$(102)	$35,644

Total capital spending	$1,142	$(36)	$1,106

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Nine Months Ended September 30, 2013
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - Tyler Storage Tank Assets	Predecessor - El Dorado Storage Tank Assets	Nine Months Ended September 30, 2013
Net Sales	$43,008	$—	$—	$43,008
Operating costs and expenses:
Cost of goods sold	—	—	—	—
Operating expenses	14,332	3,861	4,297	22,490
Segment contribution margin	$28,676	$(3,861)	$(4,297)	$20,518

Total capital spending	$2,265	$4,248	$1,729	$8,242

	Nine Months Ended September 30, 2013
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - Tyler Terminal Assets	Predecessor - El Dorado Terminal Assets	Nine Months Ended September 30, 2013
Net Sales	$641,323	$—	$—	$641,323
Operating costs and expenses:
Cost of goods sold	614,048	—	—	614,048
Operating expenses	4,242	640	610	5,492
Segment contribution margin	$23,033	$(640)	$(610)	$21,783

Total capital spending	$1,353	$15	$230	$1,598

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Throughputs (average bpd)	2014	2013	2014(1)	2013

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	57,254	47,675	47,098	47,331
Refined products pipelines to Enterprise Systems	65,439	52,301	52,490	47,691
SALA Gathering System	22,258	21,921	22,221	22,236
East Texas Crude Logistics System	4,361	10,148	6,181	24,104

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	59,659	61,698	61,097	55,988
West Texas marketing throughputs (average bpd)	17,923	18,966	17,132	18,206
West Texas marketing margin per barrel	$2.20	$1.63	$4.09	$2.41
Terminalling throughputs (average bpd)	95,024	74,024	94,656	73,996
(1) The information presented includes the throughput from operations of the El Dorado Predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/14-2/10/2014	Nine Months Ended September 30, 2014
Throughputs (average bpd)		El Dorado Predecessor
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	47,098	—	47,098
Refined products pipelines to Enterprise Systems	52,490	—	52,490
SALA Gathering System	22,221	—	22,221
East Texas Crude Logistics System	6,181	—	6,181

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,097	—	61,097
West Texas marketing throughputs (average bpd)	17,132	—	17,132
West Texas marketing margin per barrel	$4.09	$—	$4.09
Terminalling throughputs (average bpd)	95,016	7,298	94,656
(1) The information presented includes the throughput from operations for the nine months ended September 30, 2014, disaggregated to present the results of the El Dorado Terminal and Tank Assets through February 10, 2014.

U.S. Investor / Media Relations Contact
Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870